Exhibit 3.27

CERTIFICATE OF FORMATION

OF

SEDEL LLC

This Certificate of Formation of SEDEL LLC (the “LLC”), dated as of June 7, 2002, is being duly executed and filed by Dawn E. Neuman, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq.

FIRST:	The name of the LLC formed hereby is:

SEDEL LLC

SECOND:	The address of the registered office of the LLC in the State of Delaware is:

Corporation Trust Center 1209 Orange Street New Castle County Wilmington, Delaware 19801

THIRD:	The name and address of the registered agent for service of process on the LLC in the State of Delaware are:

The Corporation Trust Company Corporation Trust Center 1209 Orange Street New Castle County Wilmington, Delaware 19801

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be executed as of the date first above written.

/s/ Dawn E. Neuman
Dawn E. Neuman

CERTIFICATE OF MERGER

OF

CONSOLIDATED PAPERS (CANADA), INC.

INTO

SEDEL LLC

**********

The undersigned limited liability company organized and existing under and by virtue of the Delaware Limited Liability Company Act,

DOES HEREBY CERTIFY:

FIRST: That the name and state of domicile of each of the constituent entities of the merger is as follows:

NAME	STATE OF DOMICILE
CONSOLIDATED PAPERS (CANADA), INC.	DELAWARE
SEDEL LLC	DELAWARE

SECOND: That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with the requirements of section 18-209 of the General Corporation Law of Delaware.

THIRD: That the surviving entity of the merger is SEDEL LLC.

FOURTH: That the Certificate of Formation of SEDEL LLC, a Delaware limited liability corporation, which will survive the merger, shall be the Certificate of Formation of the surviving entity, with the following amendment:

The first article of the Certificate of Formation is amended to read in full as follows:

FIRST: The name of the LLC formed hereby is Stora Enso North America Canadian Sales, LLC.

FIFTH: That the executed Agreement of Merger is on file at an office of the surviving entity, the address of which is 100 North Central Avenue, Duluth, MN 55807.

SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving entity, on request and without cost, to any stockholder or member of any constituent entity.

SEVENTH: That this Certificate of Merger shall be effective on December 31, 2002.

Dated: December 6, 2002

SEDEL LLC

By:	/s/ Sten Holmberg
Sten Holmberg, President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

STORA ENSO NORTH AMERICA CANADIAN SALES, LLC

(Pursuant to Sec 18-202 of the Delaware Limited Liability Company Act)

FIRST: The name of the limited liability company is Stora Enso North America Canadian Sales, LLC.

SECOND: The Certificate of Formation is hereby amended to change Article First of the Certificate of Formation.

THIRD: To accomplish the foregoing, the name of the limited liability company should be set forth and amended as follows:

“FIRST: The name of the limited liability company NewPage Canadian Sales LLC.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Formation on the 21st day of December, 2007.

Stora Enso North America Canadian Sales, LLC

By:	/s/ Douglas K. Cooper
Name:	Douglas K. Cooper
Title:	Authorized Signatory